POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby appoints Jeffrey H. Coors and William K. Coors, or either of them, with full power of substitution, as each of our true and lawful attorney-in-fact to:

(1)                                  execute for and on behalf of each of the undersigned, in the undersigned’s capacity as a stockholder of Graphic Packaging Corporation (the “Company”), Schedule 13D in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder;

(2)                                  execute for and on behalf of each of the undersigned, in the undersigned’s capacity as a stockholder of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and the Uniform Application for Access Codes to File on Edgar (the “Application”);

(3)                                  do and perform any and all acts for and on behalf of each of the undersigned, which may be necessary or desirable to complete and execute any such Schedule 13D, Form 3, 4, or 5 or Application, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)                                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of each of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act, which remain solely those of each of the undersigned.

Each of the undersigned shall indemnify, defend and hold harmless such attorney-in-fact to the fullest extent permitted by law from and against any and all expenses, costs, losses, claims, demands, damages or liabilities to which such attorney-in-fact may become subject as a result of, or arising from or in connection with the performance of any and every act and thing done in the exercise of any of the rights and powers herein granted, except in the event of the attorney-in-fact’s bad faith or willful misconduct in such performance.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required by law to file Schedule 13D, Forms 3, 4 and 5 or the Application with regard to the undersigned’s ownership of or transactions in securities of Graphic Packaging Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has each executed this Power of Attorney as of August 1, 2003.

/s/ William K. Coors

William K. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, May Kistler Coors Trust dated September 24, 1965, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976

/s/ Joseph Coors, Jr.

Joseph Coors, Jr. as Trustee of May Kistler Coors Trust dated September 24, 1965, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Grover C. Coors Trust dated September 12, 1969

/s/ Jeffrey H. Coors

Jeffrey H. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969, May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976

/s/ Peter H. Coors

Peter H. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969, May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976

/s/ John K. Coors

John K. Coors as Trustee of May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946

/s/ Darden K. Coors
Darden K. Coors as Trustee of Herman F. Coors Trust dated July 5, 1946

/s/ William K. Coors
William K. Coors, Individually

/s/ Joseph Coors, Jr.
Joseph Coors, Jr., Individually

/s/ Jeffrey H. Coors
Jeffrey H. Coors, Individually

/s/ Peter H. Coors
Peter H. Coors, Individually

/s/ John K. Coors
John K. Coors, Individually

/s/ Darden K. Coors
Darden K. Coors, Individually

Adolph Coors Foundation

By: /s/ William K. Coors
William K. Coors